                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION dated as of March 27, 2006, is by and among each of the trusts identified in Schedule A hereto as an Acquired Trust (each an "Acquired Trust"), on behalf of each series thereof identified in Schedule A hereto as an Acquired Fund (each an "Acquired Fund"), each of the entities organized as an Oregon corporation and identified in Schedule A hereto as an Acquired Trust or an Acquired Fund (each an "Acquired Trust" or "Acquired Fund"); Columbia Funds Series Trust I and Columbia Funds Institutional Trust (each an "Acquiring Trust"), on behalf of each series thereof identified in Schedule A hereto as the corresponding Acquiring Fund (each an "Acquiring Fund"); and Columbia Management Advisors, LLC (the "Adviser").

     This Agreement shall be treated as if each reorganization between an Acquired Fund and its corresponding Acquiring Fund contemplated hereby had been the subject of a separate agreement.

     This Agreement is intended to be and is adopted as a plan of reorganization and liquidation within the meaning of Sections 361(a) and Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and any successor provision. The reorganization will consist of the transfer of all of the assets of each Acquired Fund attributable to each class of its shares in exchange for shares of the same class of shares of the corresponding Acquiring Fund (the "Acquisition Shares"), and the assumption by each Acquiring Fund of the liabilities of the corresponding Acquired Fund and the distribution of the Acquisition Shares to the relevant shareholders of each such Acquired Fund in liquidation of such Acquired Fund, all upon the terms and conditions set forth in this Agreement.

     In consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

1. TRANSFER OF ASSETS OF EACH ACQUIRED FUND IN EXCHANGE FOR ASSUMPTION OF LIABILITIES AND ACQUISITION SHARES AND LIQUIDATION OF SUCH ACQUIRED FUND.

     1.1. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein,

          (a) Each Acquired Fund will transfer and deliver to the corresponding Acquiring Fund, and each such Acquiring Fund will acquire, all the assets of the corresponding Acquired Fund as set forth in paragraph 1.2;

          (b) Each Acquiring Fund will assume all of the corresponding Acquired Fund's liabilities and obligations of any kind whatsoever, whether absolute, accrued, contingent or otherwise, in existence on the Closing Date (as defined in paragraph 1.2 hereof) (the "Obligations"); and

          (c) Each Acquiring Fund will issue and deliver to the corresponding Acquired Fund in exchange for the net assets attributable to each class of its shares a number of Acquisition Shares of such class equal to the number of shares of such class of the corresponding Acquired Fund outstanding immediately prior to the consummation of the transactions contemplated hereby. Such transactions shall take place at the closing provided for in paragraph 3.1 (the "Closing").

     1.2. The assets of each Acquired Fund to be acquired by the corresponding Acquiring Fund shall consist of all cash, securities, dividends and interest receivable, receivables for shares sold and all other assets which are owned by the Acquired Fund on the closing date provided in paragraph 3.1 (the "Closing Date") and any deferred expenses, other than unamortized organizational expenses, shown as an asset on the books of the Acquired Fund on the Closing Date. Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the corresponding Acquired Fund's current and former Trustees and officers, acting in their capacities as such, under the corresponding Acquired Fund's organizational documents as in effect as of the date of this Agreement shall survive the reorganization as obligations of the Acquiring Fund and shall continue in full force and effect, without any amendment thereto, and shall constitute rights which may be asserted against the Acquiring Fund, its successors or assigns.

     1.3. As provided in paragraph 3.4, on the Closing Date, or as soon thereafter as is conveniently practicable (the "Liquidation Date"), each Acquired Fund will liquidate and distribute pro rata to its shareholders of record of each class of shares, determined as of the close of business on the Valuation Date (as defined in paragraph 2.1), the Acquisition Shares of the relevant class received by the corresponding Acquired Fund pursuant to paragraph 1.1. Such liquidation and distribution will be accomplished by the transfer of the Acquisition Shares then credited to the account of each Acquired Fund on the books of the corresponding Acquiring Fund to open accounts on the share records of the corresponding Acquiring Fund in the names of the Acquired Fund's shareholders and representing the respective pro rata number of Acquisition Shares due such shareholders. The Acquiring Fund shall not be obligated to issue certificates representing Acquisition Shares in connection with such exchange.

     1.4. With respect to Acquisition Shares distributable pursuant to paragraph
          1.3 to an Acquired Fund shareholder holding a certificate or certificates for shares of the Acquired Fund, if any, on the Valuation Date, the Acquired Fund will not permit such a shareholder to receive Acquisition Share certificates therefor, exchange such Acquisition Shares for shares of other investment companies, effect an account transfer of such Acquisition Shares, or pledge or redeem such Acquisition Shares until the Acquired Fund shareholder has surrendered all his or her outstanding certificates for Acquired Fund shares or, in the event of lost certificates, posted adequate bond.

     1.5. If applicable, as soon as practicable after the Closing Date, each Acquired Trust shall file an application pursuant to Section 8(f) of the Investment Company Act of 1940, as amended (the "1940 Act"), for an order declaring that it has ceased to be an investment company and, upon receipt of such order, shall make all filings and take all other steps as shall be necessary and proper to effect its complete termination under Massachusetts law or, in the case of CMG Fund Trust (the "Oregon Trust") and each entity organized as an Oregon corporation and listed on Schedule A as an Acquired Trust, Oregon law. After the Closing Date, no Acquired Fund shall conduct any business except in connection with its liquidation, deregistration (if applicable), and termination.

2.   VALUATION.

     2.1. The value of each Acquired Fund's assets to be acquired by the corresponding Acquiring Fund hereunder shall be the value of such assets computed as of the close of regular trading on the New York Stock Exchange on the business day next preceding the Closing (such time and date being herein called the "Valuation Date") using the valuation procedures set forth in the organizational documents of the corresponding Acquiring Fund and the then current prospectus or prospectuses or statement or statements of additional information of the corresponding Acquiring Fund (collectively, as amended or supplemented from time to time, the "Acquiring Fund Prospectus") for determining net asset value, and shall be certified by the Acquired Fund.

     2.2. Reserved.

3.   CLOSING AND CLOSING DATE.

     3.1. The Closing Date shall be on March 27, 2006, or on such other date as the parties may agree. The Closing shall be held at 10:00 a.m. at the Advisor's offices, One Financial Center, Boston, Massachusetts 02111 (or such other place as the parties may agree), at such time as the parties may agree.

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     3.2. The portfolio securities of each Acquired Fund shall be made available by the Acquired Fund to the custodian for the corresponding Acquiring Fund (the "Custodian"), for examination no later than five business days preceding the Valuation Date. On the Closing Date, such portfolio securities and all the Acquired Fund's cash shall be delivered by the Acquired Fund to the Custodian for the account of the Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department's book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the 1940 Act and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of "State Street Bank and Trust Company, custodian for [corresponding Acquiring Fund]."

     3.3. In the event that on the Valuation Date (a) the New York Stock Exchange shall be closed to trading or trading thereon shall be restricted, or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of each Acquired Fund or the corresponding Acquiring Fund is impracticable, the Closing Date shall be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored; provided that if trading shall not be fully resumed and reporting restored within three business days of the Valuation Date, this Agreement may be terminated by either the Acquired Fund or the corresponding Acquiring Fund upon the giving of written notice to the other party.

     3.4. At the Closing, each Acquired Fund or its transfer agent shall deliver to the corresponding Acquiring Fund or its designated agent a list of the names and addresses of the Acquired Fund's shareholders and the number of outstanding shares of each class of the Acquired Fund owned by each Acquired Fund shareholder, all as of the close of business on the Valuation Date, certified by any Vice President, Secretary or Assistant Secretary of the Acquired Fund. The applicable Acquiring Trust will provide to the Acquired Fund evidence satisfactory to the Acquired Fund that the Acquisition Shares issuable pursuant to paragraph 1.1 have been credited to the Acquired Fund's account on the books of the Acquiring Fund. On the Liquidation Date, each Acquiring Fund will provide to the corresponding Acquired Fund evidence satisfactory to the corresponding Acquired Fund that such Acquisition Shares have been credited pro rata to open accounts in the names of the corresponding Acquired Fund's shareholders as provided in paragraph 1.3.

     3.5. At the Closing, each party shall deliver to the other such bills of sale, instruments of assumption of liabilities, checks, assignments, stock certificates, receipts or other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by paragraph 1.

4.   REPRESENTATIONS AND WARRANTIES.

     4.1. Each Acquired Fund represents and warrants the following to the corresponding Acquiring Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

          (a) The Acquired Fund is a series of the Acquired Trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts or, in the case of the Oregon Trust, the State of Oregon or, in the case of each Acquired Fund that is organized as an Oregon corporation, as indicated in Schedule A, the Acquired Fund is a corporation duly organized and validly existing under the laws of the State of Oregon;

          (b) The Acquired Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquired Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Acquired Trust and the 1940 Act or, for each Acquired Fund that is organized as an Oregon corporation, as indicated in Schedule A, the Acquired Fund is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect;

          (c) The Acquired Fund is not in violation in any material respect of any provision of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquired Fund is a party or by which the Acquired Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

          (d) The Acquired Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of its business) which if terminated may result in material liability to the Acquired Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Acquired Fund;

          (e) To the knowledge of the Acquired Fund, except as has been disclosed in writing to the corresponding Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquired Fund, any of its properties or assets, or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

          (f) The statement of assets and liabilities, the statement of operations, the statement of changes in net assets, and the schedule of investments of the Acquired Fund, as of and for its most recently completed fiscal year, audited by PricewaterhouseCoopers LLP (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the corresponding Acquiring Fund, fairly reflect the financial condition and results of operations of the Acquired Fund as of such dates and for the periods then ended in accordance with generally accepted accounting principles consistently applied, and the Acquired Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since the date of the Acquired Fund's most recently completed fiscal year;

          (g) Since the date of the Acquired Fund's most recently completed fiscal year, there has not been any material adverse change in the Acquired Fund's financial condition, assets, liabilities or business (other than changes occurring in the ordinary course of business), or any incurrence by the Acquired Fund of indebtedness, except as disclosed in writing to the corresponding Acquiring Fund. For the purposes of this subparagraph (g), distributions of net investment income and net realized capital gains, changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business;

          (h) As of the Closing Date, all federal and other tax returns and reports of the Acquired Fund required by law to have been filed by such date (giving effect to extensions) shall have been filed, and all federal and other taxes shown to be due on such returns and reports or on any assessment received shall have been paid, or provisions shall have been made for the payment thereof. All of the Acquired Fund's tax liabilities will have been adequately provided for on its books. To the best of the Acquired Fund's knowledge, it will not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

          (i) The Acquired Fund meets the requirements of subchapter M of the Code for treatment as a "regulated investment company" within the meaning of Section 851 of the Code, and will continue meeting such requirements at all times through the Closing Date. The Acquired Fund has not at any time since its inception been liable for nor is now liable for any material income or excise tax pursuant to Section 852 or 4982 of the Code. The Acquired Fund has duly filed all federal, state, local and foreign tax returns which are required to have been filed, and all taxes of the Acquired Fund which are due and payable have been paid except for amounts that alone or in the aggregate would not reasonably be expected to have a material adverse effect. The Acquired Fund is in compliance in all material respects with applicable regulations of the Internal Revenue Service pertaining to the reporting of dividends and other distributions on and redemptions of its capital stock and to withholding in respect of dividends and other distributions to shareholders, and is not liable for any material penalties which could be imposed thereunder;

          (j) All issued and outstanding shares of the Acquired Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Acquired Fund's then current prospectus or prospectuses or statement or statements of additional information (collectively, as amended or supplemented from time to time, the "Acquired Fund Prospectus")) by the Acquired Fund and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of common stock of the Acquired Fund are outstanding and none will be outstanding on the Closing Date;

          (k) The Acquired Fund's investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Acquired Fund Prospectus, except as previously disclosed in writing to the corresponding Acquiring Fund;

          (l) The execution, delivery and performance of this Agreement has been duly authorized constitutes the valid and binding obligation of the Acquired Fund enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

          (m) The Acquisition Shares to be issued to the Acquired Fund pursuant to paragraph 1 will not be acquired for the purpose of making any distribution thereof other than to the Acquired Fund's shareholders as provided in paragraph 1.3;

          (n)  [Reserved];

          (o) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquired Fund of the transactions contemplated by this Agreement, except such as may be required under "Blue Sky" laws (which terms used herein shall include the laws of the District of Columbia and of Puerto Rico);

          (p) At the Closing Date, the Acquired Fund will have good and marketable title to its assets to be transferred to the corresponding Acquiring Fund pursuant to paragraph 1.1 and will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Acquired Fund to be transferred to the corresponding Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities and payment therefor as contemplated by this Agreement, the corresponding Acquiring Fund will acquire good and marketable title thereto and will acquire the Investments and any such other assets and liabilities subject to no encumbrances, liens or security interests whatsoever and without any restrictions upon the transfer thereof, except as previously disclosed to the corresponding Acquiring Fund. As used in this Agreement, the term "Investments" shall mean the Acquired Fund's investments shown on the schedule of its investments as of the date of its most recently completed fiscal year, referred to in subparagraph 4.1(f) hereof, as supplemented with such changes in the portfolio as the Acquired Fund shall make, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date;

          (q)  [Reserved]; and

          (r) No registration of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the corresponding Acquiring Fund or the Acquired Fund, except as previously disclosed by the Acquired Fund to the corresponding Acquiring Fund.

     4.2. Each Acquiring Fund represents and warrants the following to the corresponding Acquired Fund as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

          (a) The Acquiring Fund is a series of the applicable Acquiring Trust that is duly organized, validly existing and in good standing under the laws of The Commonwealth of Massachusetts;

          (b) The Acquiring Trust is a duly registered investment company classified as a management company of the open-end type and its registration with the Securities and Exchange Commission as an investment company under the 1940 Act is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Declaration of Trust of the Acquiring Trust and the 1940 Act;

          (c) At the Closing Date, the Acquiring Fund Prospectus will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Securities and Exchange Commission thereunder and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there will be no material contracts to which the Acquiring Fund is a party that are not referred to in such Prospectus or in the registration statement of which it is a part;

          (d) At the Closing Date, the Acquiring Fund will have good and marketable title to its assets;

          (e) The Acquiring Fund is not in violation in any material respect of any provisions of its organizational documents or of any agreement, indenture, instrument, contract, lease or other undertaking to which the Acquiring Fund is a party or by which the Acquiring Fund is bound, and the execution, delivery and performance of this Agreement will not result in any such violation;

          (f) To the knowledge of the Acquiring Fund, except as has been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the Acquiring Fund, any of its properties or assets, or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body which materially and adversely affects its business or its ability to consummate the transactions contemplated hereby;

          (g)  Reserved;

          (h)  Reserved;

          (i) As of the Closing Date, the Acquiring Fund shall have not been required by law to have filed any federal or other tax returns or reports. All of the Acquiring Fund's tax liabilities, if any, will have been adequately provided for on its books. To the best of the Acquiring Fund's knowledge, it will not have not have had any tax deficiency or liability asserted against it or question with respect thereto raised, and it will not be under audit by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid;

          (j) The Acquiring Fund was established by the Trustees of the Acquiring Trust in order to effect the transactions described in this Agreement. It has not yet filed its first federal income tax return and, thus, has not yet elected to be treated as a "regulated investment company" for federal income tax purposes. However, upon filing its first income tax return at the completion of its first taxable year, the Acquiring Fund will elect to be a "regulated investment company" and until such time will take all steps necessary to ensure that it qualifies for taxation as a "regulated investment company" under Sections 851 and 852 of the Code.

          (k) The Acquiring Fund has no shares of beneficial interest issued and outstanding;

          (l)  Reserved;

          (m) The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of the Acquiring Fund, and this Agreement constitutes the valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

          (n) The Acquisition Shares to be issued and delivered to the corresponding Acquired Fund pursuant to the terms of this Agreement will at the Closing Date have been duly authorized and, when so issued and delivered, will be duly and validly issued shares in the Acquiring Fund, and will be fully paid and non-assessable (except as set forth in the Acquiring Fund Prospectus) by the Acquiring Fund, and no shareholder of the Acquiring Fund will have any preemptive right of subscription or purchase in respect thereof;

          (o)  Reserved; and

          (p) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under "Blue Sky" laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico).

5.   COVENANTS OF EACH ACQUIRED FUND AND THE CORRESPONDING ACQUIRING FUND.

     Each Acquired Fund and the corresponding Acquiring Fund hereby covenants and agrees with the other as follows:

     5.1. The corresponding Acquiring Fund and the Acquired Fund will each operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

     5.2. Reserved.

     5.3. Reserved.

     5.4. Reserved.

     5.5. The corresponding Acquiring Fund will advise the Acquired Fund promptly if at any time prior to the Closing Date the assets of such Acquired Fund include any securities which the corresponding Acquiring Fund is not permitted to acquire.

     5.6. Subject to the provisions of this Agreement, the Acquired Fund and the corresponding Acquiring Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to cause the conditions to the other party's obligations to consummate the transactions contemplated hereby to be met or fulfilled and otherwise to consummate and make effective such transactions.

     5.7. The corresponding Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by "Blue Sky" laws as it may deem appropriate in order to continue its operations after the Closing Date.

6.   CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRED FUND.

     The obligation of each Acquired Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

     6.1. The corresponding Acquiring Fund shall have delivered to the Acquired Fund, a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquired Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date.

     6.2. The Acquired Fund shall have received a favorable opinion of Ropes & Gray LLP dated the Closing Date and, in a form satisfactory to the Acquired Fund, to the following effect:

          (a) The Acquiring Trust is duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted;

          (b) This Agreement has been duly authorized, executed and delivered on behalf of the corresponding Acquiring Fund and, assuming the due authorization, execution and delivery of this Agreement by the Acquired Fund is the valid and binding obligation of the corresponding Acquiring Fund enforceable against the corresponding Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

          (c) The corresponding Acquiring Fund has the power to assume the liabilities to be assumed by it hereunder and upon consummation of the transactions contemplated hereby the corresponding Acquiring Fund will have duly assumed such liabilities;

          (d) The Acquisition Shares to be issued for transfer to the Acquired Fund's shareholders as provided by this Agreement are duly authorized and upon such transfer and delivery will be validly issued and outstanding and fully paid and nonassessable shares in the corresponding Acquiring Fund, and no shareholder of the corresponding Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

          (e) The execution and delivery of this Agreement did not, and the performance by the corresponding Acquiring Fund of its obligations hereunder will not, violate the corresponding Acquiring Fund's organizational documents, or any provision of any agreement known to such counsel to which the corresponding Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which such Acquiring Fund is a party or by which it is bound;

          (f) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquiring Fund of the transactions contemplated by this Agreement except such as may be required under state securities or "Blue Sky" laws or such as have been obtained;

          (g)  Reserved;

          (h) The Acquiring Trust is registered with the Securities and Exchange Commission as an investment company under the 1940 Act; and

          (i) To the knowledge of such counsel, except as has been disclosed in writing to the Acquired Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquiring Fund or any of its properties or assets or any person whom the Acquired Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquiring Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated hereby.

7.   CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND.

     The obligations of each Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the corresponding Acquired Fund of all the obligations to be performed by it hereunder on or before the Closing Date and, in addition thereto, to the following further conditions:

     7.1. The corresponding Acquired Fund shall have delivered to the Acquiring Fund a certificate executed in its name by its President or a Vice President and its Treasurer or an Assistant Treasurer, in form and substance satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the corresponding Acquired Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the corresponding Acquired Fund has complied with all the covenants and agreements and satisfied all of the conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Date;

     7.2. The Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP or, in the case of CMG Fund Trust and each entity organized as an Oregon corporation and listed on Schedule A as an Acquired Fund, Stoel Rives LLP, dated the Closing Date and in a form satisfactory to the Acquiring Fund, to the following effect:

          (a) The Acquired Trust is duly organized and validly existing under the laws of The Commonwealth of Massachusetts or, in the case of CMG Fund Trust, under the laws of the State of Oregon, and has power to own all of its properties and assets and to carry on its business as presently conducted or, in the case of each entity organized as an Oregon corporation and listed on Schedule A as an Acquired Trust, the Acquired Trust is a corporation duly organized and validly existing under the laws of the State of Oregon, and has power to own all of its properties and assets and to carry on its business as presently conducted;

          (b) This Agreement has been duly authorized, executed and delivered on behalf of the corresponding Acquired Fund and, assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the corresponding Acquired Fund enforceable against the corresponding Acquired Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and other equitable principles;

          (c) The corresponding Acquired Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the corresponding Acquired Fund will have duly transferred such assets to the Acquiring Fund;

          (d) The execution and delivery of this Agreement did not, and the performance by the corresponding Acquired Fund of its respective obligations hereunder will not, violate the corresponding Acquired Fund's organizational documents or any provision of any agreement known to such counsel to which the corresponding Acquired Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any agreement, judgment, or decree to which the corresponding Acquired Fund is a party or by which it is bound;

          (e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the corresponding Acquired Fund of the transactions contemplated by this Agreement, except such as have been obtained;

          (f)  Reserved;

          (g) The Acquired Trust is registered with the Securities and Exchange Commission as an investment company under the 1940 Act; and

          (h) To the knowledge of such counsel, except as has been disclosed in writing to the Acquiring Fund, no litigation or administrative proceeding or investigation of or before any court or governmental body is presently pending or threatened as to the corresponding Acquired Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to indemnify in connection with such litigation, proceeding or investigation, and the corresponding Acquired Fund is not a party to or subject to the provisions of any order, decree or judgment of any court or governmental body, which materially and adversely affects its business or its ability to consummate the transaction contemplated thereby.

     7.3. [Reserved]

     7.4. The custodian of the corresponding Acquired Fund shall have delivered to the Acquiring Fund a certificate identifying all of the assets of the corresponding Acquired Fund held by such custodian as of the Valuation Date.

8. FURTHER CONDITIONS PRECEDENT TO OBLIGATIONS OF EACH ACQUIRING FUND AND THE CORRESPONDING ACQUIRED FUND.

     The respective obligations of each Acquired Fund and the corresponding Acquiring Fund hereunder are each subject to the further conditions that on or before the Closing Date:

     8.1. Shareholders of the Acquired Fund shall have elected the nominees for Trustees of the Acquired Fund, set forth in the Proxy Statement.

     8.2. On the Closing Date no action, suit or other proceeding shall be pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated hereby.

     8.3. All consents of other parties and all other consents, orders and permits of federal, state and local regulatory authorities (including those of the Securities and Exchange Commission and of state "Blue Sky" and securities authorities) deemed necessary by the Acquired Fund or the corresponding Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquired Fund or the corresponding Acquiring Fund.

     8.4. Reserved.

     8.5. The Acquired Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to the Acquired Fund, and the corresponding Acquiring Fund shall have received a favorable opinion of Ropes & Gray LLP satisfactory to the corresponding Acquiring Fund, each substantially to the effect that, for federal income tax purposes:

          (a) The transactions contemplated by this Agreement will constitute a reorganization within the meaning of Section 368(a) of the Code, and the Acquired Fund and the corresponding Acquiring Fund will each be "a party to a reorganization" within the meaning of
               Section 368(b) of the Code;

          (b) No gain or loss will be recognized by the Acquired Fund (i) upon the transfer of its assets to the corresponding Acquiring Fund in exchange for the Acquisition Shares and the assumption by the corresponding Acquiring Fund of the liabilities of the Acquired Fund or (ii) upon the distribution of the Acquisition Shares by the Acquired Fund to its shareholders in liquidation, as contemplated in paragraph 1 hereof;

          (c) No gain or loss will be recognized by the corresponding Acquiring Fund upon receipt of the assets of the Acquired Fund in exchange for the assumption of liabilities and obligations and issuance of the Acquisition Shares as contemplated in paragraph 1 hereof;

          (d) The tax basis of the assets of the Acquired Fund acquired by the corresponding Acquiring Fund will be the same as the tax basis of such assets in the hands of the Acquired Fund immediately prior to the transfer, and the holding period of the assets of the Acquired Fund in the hands of the corresponding Acquiring Fund will include the period during which those assets were held by the Acquired Fund;

          (e) The holding periods of the assets of the Acquired Fund in the hands of the corresponding Acquiring Fund will include the periods during which such assets were held by the Acquired Fund;

          (f) No gain or loss will be recognized by the Acquired Fund's shareholders upon the exchange of all of their shares of the Acquired Fund for the Acquisition Shares;

          (g) The aggregate tax basis of the Acquisition Shares to be received by a shareholder of the Acquired Fund will be the same as the aggregate tax basis of the Acquired Fund's shares exchanged therefor;

          (h) The Acquired Fund shareholder's holding period for the Acquisition Shares to be received will include the period during which the Acquired Fund's shares exchanged therefor were held, provided that such shareholder held the Acquired Fund's shares as a capital asset on the date of the exchange; and

          (i) The corresponding Acquiring Fund will succeed to and take into account the items of the Acquired Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383 and 384 of the Code and the regulations thereunder.

          The opinion will be based on certain factual certifications made by officers of the Acquired Fund and the corresponding Acquiring Fund and will also be based on customary assumptions. The opinion is not a guarantee that the tax consequences of the relevant Acquisition will be as described above.

          Ropes & Gray LLP will express no view with respect to the effect of the Acquisition on any transferred asset as to which any unrealized gain or loss is required to be recognized at the end of a taxable year (or on the termination or transfer thereof) under federal income tax principles.

     8.6. At any time prior to the Closing, any of the foregoing conditions of this Agreement may be waived jointly by the Board of each of the Acquired Fund and the corresponding Acquiring Fund, if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Acquired Fund or the corresponding Acquiring Fund.

9.   BROKERAGE FEES AND EXPENSES.

     9.1. Each Acquired Fund and corresponding Acquiring Fund each represents and warrants to the other that there are no brokers or finders entitled to receive any payments in connection with the transactions provided for herein.

     9.2. All fees and expenses incurred in connection with the transactions contemplated herein shall be borne by the Adviser.

10.  ENTIRE AGREEMENT; SURVIVAL OF WARRANTIES.

     10.1. Each Acquired Fund and the corresponding Acquiring Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

     10.2. The representations, warranties and covenants contained in this Agreement or in any document delivered pursuant hereto or in connection herewith shall not survive the consummation of the transactions contemplated hereunder except paragraphs 1.1, 1.3, 1.5, 5.4, 9, 10, 13 and 14.

11.  TERMINATION.

     11.1. This Agreement may be terminated by the mutual agreement of each Acquired Fund and the corresponding Acquiring Fund. In addition, either each Acquired Fund or the corresponding Acquiring Fund may at its option terminate this Agreement at or prior to the Closing Date because:

          (a) Of a material breach by the other of any representation, warranty, covenant or agreement contained herein to be performed by the other party at or prior to the Closing Date;

          (b) A condition herein expressed to be precedent to the obligations of the terminating party has not been met and it reasonably appears that it will not or cannot be met; or

          (c) Any governmental authority of competent jurisdiction shall have issued any judgment, injunction, order, ruling or decree or taken any other action restraining, enjoining or otherwise prohibiting this Agreement or the consummation of any of the transactions contemplated herein and such judgment, injunction, order, ruling, decree or other action becomes final and non-appealable; provided that the party seeking to terminate this Agreement pursuant to this Section 11.1(c) shall have used its reasonable best efforts to have such judgment, injunction, order, ruling, decree or other action lifted, vacated or denied.

               If the transactions contemplated by this Agreement have not been substantially completed by December 31, 2007, this Agreement shall automatically terminate on that date unless a later date is agreed to by both the Acquired Fund and the corresponding Acquiring Fund.

     11.2. If for any reason the transactions contemplated by this Agreement are not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages.

12.  AMENDMENTS.

     This Agreement may be amended, modified or supplemented in such manner as may be mutually agreed upon in writing by the authorized officers of each Acquired Fund and the corresponding Acquiring Fund.

13.  NOTICES.

     Any notice, report, statement or demand required or permitted by any provisions of this Agreement shall be in writing and shall be given by prepaid telegraph, telecopy or certified mail addressed to the Acquired Fund or the corresponding Acquiring Fund, One Financial Center, Boston, Massachusetts 02111,
Attention: Secretary.

14.  HEADINGS; COUNTERPARTS; GOVERNING LAW; ASSIGNMENT; NON- RECOURSE.

     14.1. The article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     14.2. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     14.3. This Agreement shall be governed by and construed in accordance with the domestic substantive laws of The Commonwealth of Massachusetts, without giving effect to any choice or conflicts of law rule or provision that would result in the application of the domestic substantive laws of any other jurisdiction.

     14.4. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

     14.5. A copy of the Declaration of Trust of each Acquiring Trust and each Acquired Trust other than the Oregon Trust and the Acquired Funds that are organized as Oregon corporations, as indicated in Schedule A, is on file with the Secretary of The Commonwealth of Massachusetts, a copy of the Declaration of Trust of the Oregon Trust is on file with the Oregon Secretary of State, and notice is hereby given that no trustee, officer, agent or employee of either such Acquiring Trust or Acquired Trust shall have any personal liability under this Agreement, and that this Agreement is binding only upon the assets and properties of the relevant Acquiring Fund and the corresponding Acquired Fund.

                [THE REST OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as a sealed instrument by its President, a Vice President or Treasurer and its corporate seal to be affixed thereto and attested by its Secretary or Assistant Secretary.

                                        On behalf of each Acquired Trust, on
                                        further behalf of each of its Acquired
                                        Funds


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                        Name: Christopher L. Wilson
                                        Title: President


                                        On behalf of each Acquiring Trust, on
                                        further behalf of each of its Acquiring
                                        Funds


                                        By: /s/ Christopher L. Wilson
                                            ------------------------------------
                                        Name: Christopher L. Wilson
                                        Title: President


                                        Solely for purposes of Paragraph 9.2 of
                                        the Agreement

                                        COLUMBIA MANAGEMENT ADVISORS, LLC


                                        By: /s/ Roger Sayler
                                            ------------------------------------
                                        Name: Roger Sayler
                                        Title: Managing Director

Signature Page for Agreement and Plan of Reorganization

                                                                      SCHEDULE A

    ACQUIRED TRUSTS                    ACQUIRED FUNDS                ACQUIRING TRUSTS                   ACQUIRING FUNDS
    ---------------                    --------------                ----------------                   ---------------
CMG Fund Trust             CMG Core Bond Fund                      Columbia Funds       CMG Core Bond Fund
                           CMG Enhanced S&P 500 Index Fund         Institutional Trust  CMG Enhanced S&P 500 Index
                                                                                        Fund
                           CMG High Yield Fund                                          CMG High Yield Fund
                           CMG International Stock Fund                                 CMG International Stock Fund
                           CMG Large Cap Growth Fund                                    CMG Large Cap Growth Fund
                           CMG Large Cap Value Fund                                     CMG Large Cap Value Fund
                           CMG Mid Cap Growth Fund                                      CMG Mid Cap Growth Fund
                           CMG Mid Cap Value Fund                                       CMG Mid Cap Value Fund
                           CMG Short Term Bond Fund                                     CMG Short Term Bond Fund
                           CMG Small Cap Fund                                           CMG Small Cap Fund
                           CMG Small Cap Growth Fund                                    CMG Small Cap Growth Fund
                           CMG Small Cap Value Fund                                     CMG Small Cap Value Fund
                           CMG Small/Mid Cap Fund                                       CMG Small/Mid Cap Fund
                           CMG Strategic Equity Fund                                    CMG Strategic Equity Fund
                           CMG Ultra Short Term Bond Fund                               CMG Ultra Short Term Bond Fund

Columbia Funds Trust I     Columbia High Yield Opportunity Fund    Columbia Funds       Columbia High Yield
                                                                   Series Trust I       Opportunity Fund

Columbia Funds Trust II    Columbia Greater China Fund             Columbia Funds       Columbia Greater China Fund
                                                                   Series Trust I

Columbia Funds Trust III   Columbia Core Bond Fund                 Columbia Funds       Columbia Core Bond Fund
                           Columbia Liberty Fund                   Series Trust I       Columbia Liberty Fund
                           Columbia World Equity Fund                                   Columbia World Equity Fund

Columbia Funds Trust IV    Columbia Tax-Exempt Insured Fund        Columbia Funds       Columbia Tax-Exempt Insured
                           Columbia Utilities Fund                 Series Trust I       Fund
                                                                                        Columbia Utilities Fund

Columbia Funds Trust V     Columbia Connecticut Intermediate       Columbia Funds       Columbia Connecticut Intermediate
                           Municipal Bond Fund                     Series Trust I       Municipal Bond Fund
                           Columbia Connecticut Tax-Exempt Fund                         Columbia Connecticut Tax-Exempt Fund
                           Columbia Massachusetts Intermediate                          Columbia Massachusetts Intermediate
                           Municipal Bond Fund                                          Municipal Bond Fund
                           Columbia Massachusetts Tax-Exempt Fund                       Columbia Massachusetts Tax-Exempt Fund
                           Columbia New York Intermediate                               Columbia New York Intermediate
                           Municipal Bond Fund                                          Municipal Bond Fund

                           Columbia New York Tax-Exempt Fund                            Columbia New York Tax-Exempt Fund
                           Columbia New Jersey Intermediate                             Columbia New Jersey Intermediate
                           Municipal Bond Fund                                          Municipal Bond Fund
                           Columbia Rhode Island Intermediate                           Columbia Rhode Island Intermediate
                           Municipal Bond Fund                                          Municipal Bond Fund
                           Columbia U.S. Treasury Index Fund                            Columbia U.S. Treasury Index Fund

Columbia Funds Trust VI    Columbia Small Cap Value Fund I         Columbia Funds       Columbia Small Cap Value Fund I
                                                                   Series Trust I

Columbia Funds Trust VIII  Columbia Income Fund                    Columbia Funds       Columbia Income Fund
                           Columbia Intermediate Bond Fund         Series Trust I       Columbia Intermediate Bond Fund

Columbia Funds Trust XI    Columbia Asset Allocation Fund          Columbia Funds       Columbia Asset Allocation Fund
                           Columbia Common Stock Fund              Series Trust I       Columbia Common Stock Fund
                           Columbia Disciplined Value Fund                              Columbia Disciplined Value Fund
                           Columbia Dividend Income Fund                                Columbia Dividend Income Fund
                           Columbia Growth Stock Fund                                   Columbia Growth Stock Fund
                           Columbia Large Cap Growth Fund                               Columbia Large Cap Growth Fund
                           Columbia Small Cap Core Fund                                 Columbia Small Cap Core Fund
                           Columbia Small Company Equity Fund                           Columbia Small Company Equity Fund
                           Columbia Young Investor Fund                                 Columbia Young Investor Fund

Columbia Balanced          Columbia Balanced Fund, Inc.            Columbia Funds       Columbia Balanced Fund
Fund, Inc. *                                                       Series Trust I

Columbia Conservative      Columbia Conservative High Yield Fund,  Columbia Funds       Columbia Conservative High Yield Fund
High Yield Fund, Inc. *    Inc.                                    Series Trust I

Columbia Mid Cap           Columbia Mid Cap Growth Fund, Inc.      Columbia Funds       Columbia Mid Cap Growth Fund
Growth Fund, Inc. *                                                Series Trust I

Columbia Oregon            Columbia Oregon Intermediate Municipal  Columbia Funds       Columbia Oregon Intermediate Municipal
Municipal Bond Fund,       Bond Fund, Inc.                         Series Trust I       Bond Fund
Inc. *

Columbia Real Estate       Columbia Real Estate Equity Fund, Inc.  Columbia Funds       Columbia Real Estate Equity Fund
Equity Fund, Inc. *                                                Series Trust I

Columbia Small Cap         Columbia Small Cap Growth Fund, Inc.    Columbia Funds       Columbia Small Cap Growth Fund I
Growth Fund, Inc. *                                                Series Trust I

Columbia Strategic         Columbia Strategic Investor Fund, Inc.  Columbia Funds       Columbia Strategic Investor Fund
Investor Fund, Inc. *                                              Series Trust I

Columbia Technology        Columbia Technology Fund, Inc.          Columbia Funds       Columbia Technology Fund
Fund, Inc. *                                                       Series Trust I

* This entity is currently organized as an Oregon corporation. The term "Acquired Trust" shall include such corporations, except as otherwise noted.